August 7, 2013

Silver Dragon Resources Inc.
200 Davenport Road
Toronto, Ontario
Canada, M5J 1R2
Attn: Marc M. Hazout

Re: Extension of Payoff Letter

Ladies and Gentlemen:

Reference is made to the letter agreement dated December 12, 2012 (the "Payoff Letter") regarding the payoff of certain notes and other agreements between Silver Dragon Resources Inc., a Delaware corporation ("Silver Dragon") and JMJ Financial ("JMJ Financial").

JMJ Financial and Silver Dragon have agreed to replace all references to June 30, 2013 in the Payoff Letter with September 30, 2013. In consideration for this extension to the payoff date, Silver Dragon agrees to increase the outstanding balance of certain notes and other obligations it owes to JMJ Financial by ten thousand dollars ($10,000), as of the date of this letter. All other terms and conditions of the Payoff Letter remain in full force and effect.

This letter and the acknowledgment hereto may be executed in any number of counterparts, each of which when executed and delivered by facsimile transmission or other electronic transmission (e.g. a "pdf" or "tif") or otherwise shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[The next page is the signature page.]

Very truly yours,

JMJ FINANCIAL

By: ______________________
Name: Justin Keener
Title: Its Principal

AGREED TO AND ACKNOWLEDGED:

SILVER DRAGON RESOURCES INC.

By: ______________________
Name: MARC HAZOUT
Title: PRESIDENT & CEO